UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________
FORM 8-K
____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2025
____________________________________
BILL Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)
____________________________________

Delaware	001-39149	83-2661725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100 San Jose, California		95002
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 621-7700
(Former Name or Former Address, if Changed Since Last Report)
____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	BILL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On May 23, 2025, Odin Financing, LLC (“Odin Financing”), a wholly-owned subsidiary of BILL Holdings, Inc. (the “Company”), entered into a Revolving Credit and Security Agreement (the “2025 Credit Facility”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the lenders party thereto. The 2025 Credit Facility will provide for up to $300.0 million in revolving loans to be used by Odin Financing to purchase BILL Divvy Corporate Card receivables. The 2025 Credit Facility will mature on November 23, 2027.
In connection with the 2025 Credit Facility, the Company entered into a limited guaranty and indemnity agreement with JPMorgan, whereunder the Company provided a limited guaranty with respect to the obligations of Odin Financing under the 2025 Credit Facility, and Odin Financing entered into a Security Agreement with JPMorgan, pursuant to which obligations under the 2025 Credit Facility are secured by BILL Divvy Corporate Card receivables and certain related collateral.
Loans under the 2025 Credit Facility bear interest at a rate per annum determined by reference to the applicable one-month secured overnight financing rate or a base rate, plus an applicable margin of 1.80%. The 2025 Credit Facility contains customary representations, warranties and ongoing affirmative and negative covenants applicable to Odin Financing. The negative covenants include, among other things, limitations on certain indebtedness, liens, investments, transactions with affiliates, and dividends and other restricted payments.
The 2025 Credit Facility also contains customary events of default, which include, among other things, non-payment of principal, interest, fees and other amounts, material breach of a representation or warranty, non-performance of covenants and obligations, default on other material debt, bankruptcy or insolvency, material undischarged judgments, and certain changes of control.
The foregoing description of the 2025 Credit Facility does not purport to be complete and is qualified in its entirety by reference of the complete text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

10.1	Revolving Credit Agreement, dated as of May 23, 2025, by and among Odin Financing, LLC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILL HOLDINGS, INC.

Date:	May 27, 2025	By:	/s/ John Rettig
John Rettig President and Chief Financial Officer